UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2013

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of the shareholders (the “Annual Meeting”) of Harley-Davidson, Inc. (the “Company”) was held April 27, 2013. At the Annual Meeting, shareholders elected the following directors for terms expiring in 2014 by the votes indicated:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non- Votes
Barry K. Allen	169,567,408	3,323,224	24,129,473
R. John Anderson	170,291,078	2,599,554	24,129,473
Richard I. Beattie	168,467,264	4,423,368	24,129,473
Martha F. Brooks	170,315,778	2,574,854	24,129,473
Michael J. Cave	171,622,467	1,268,165	24,129,473
George H. Conrades	167,483,780	5,406,852	24,129,473
Donald A. James	161,959,969	10,930,663	24,129,473
Sara L. Levinson	168,285,790	4,604,842	24,129,473
N. Thomas Linebarger	171,538,471	1,352,161	24,129,473
George L. Miles, Jr.	138,459,215	34,431,417	24,129,473
James A. Norling	169,283,875	3,606,757	24,129,473
Keith E. Wandell	164,957,749	7,932,883	24,129,473
Jochen Zeitz	171,528,381	1,362,251	24,129,473

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Approval, by advisory vote, of the compensation of the Company's Named Executive Officers	166,468,080	5,206,518	1,216,034	24,129,473
Ratification of Ernst & Young LLP as the Company's independent auditors	185,460,910	10,566,851	992,344	----

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: May 1, 2013	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary

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